                                                                         FREE WRITING PROSPECTUS CNTAINING COMPUTATIONAL MATERIALS FOR
                                                                                                            RASC SERIES 2006-EMX7 TRUST
---------------------------------------------------------------------------------------------------------------------------------------
                                                                                  (Filed pursuant to Rule 433; SEC File No. 333-131209)

This Information was prepared by Residential Funding Securities, LLC in its capacity as underwriter.  This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

GMAC RFC [GRAPHIC OMITTED]

MLNUSA [GRAPHIC OMITTED]

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

PART I OF II

$495,300,000 (APPROXIMATE)

RASC SERIES 2006-EMX7 TRUST
Issuing Entity

MORTGAGE LENDERS NETWORK USA, INC.
Originator and Subservicer

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-EMX7

August 21, 2006

                       GMAC RFC Securities [GRAPHIC OMITTED][GRAPHIC OMITTED]

                       ANY TRANSACTIONS IN THE CERTIFICATES WILL BE EFFECTED THROUGH RESIDENTIAL FUNDING SECURITIES, LLC

EXPECTED TIMING:          Pricing Date:                     On or about  August 22, 2006
                          Settlement Date:                  On or about  August 25, 2006
                          First Payment Date:               September 25, 2006

STRUCTURE:                Fixed and ARMs:                   Senior / Subordinated structure
                          Rating Agencies:                  Moody's and S&P

                    STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the certificates will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding Securities, LLC. ("RFS") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFS is a wholly owned subsidiary of
RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE  DEPOSITOR  HAS  FILED A  REGISTRATION  STATEMENT  (INCLUDING  A  PROSPECTUS)  WITH  THE SEC FOR THE  OFFERING  TO  WHICH  THIS
COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE
DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE DOCUMENTS
AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER
PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE  PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING  TOLL-FREE  (888)
523-3990.

The  certificates  may not be suitable for all  investors.  RFS and its  affiliates  may acquire,  hold or sell  positions in these certificates, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between RFS and potential purchasers until a preliminary prospectus supplement is delivered by RFS to such potential purchasers and the potential purchaser and RFS enter into a contract after the delivery of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such certificate or any similar certificate and RFS's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificate when, as and if issued by the issuing entity.  You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that certificates may not be issued that have the characteristics described in these materials.  RFS's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason RFS does not deliver such certificates, RFS will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

The information in this free writing  prospectus is preliminary,  and will be superseded by the preliminary  prospectus.  This free writing  prospectus  is being  delivered  to you solely to provide you with  information  about the  offering  of the  certificates referred to in this free writing  prospectus  and to solicit an offer to purchase the  certificates,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute a  contractual  commitment by you to purchase any of the  certificates  until we have accepted your offer to purchase  certificates.  We will not accept any offer by you to purchase the  certificates,  and you will not have any  contractual  commitment  to purchase  any of the  certificates  until after you have received the preliminary  prospectus.  You may withdraw your offer to purchase  certificates at any time prior to our acceptance of your offer. The information in this free writing  prospectus  supersedes any information  contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions;
there may be differences between these assumptions and your actual business practices. Further, RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFS may make a market in the certificates referred to herein.

Finally,  RFS has not addressed the legal,  accounting and tax implications of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

                                                         RASC SERIES 2006-EMX7
                                                       $495,300,000 (APPROXIMATE)
                                                  CHARACTERISTICS OF THE CERTIFICATES

CLASS             APPROXIMATE      INTEREST    PRINCIPAL    EXPECTED WAL       EXPECTED       FINAL SCHEDULED   EXPECTED RATING
                                                                           PRINCIPAL WINDOW
                                                              (YRS)(2)        (MONTHS)(2)       DISTRIBUTION
                    SIZE(1)           TYPE        TYPE        CALL/MAT         CALL/MAT           DATE(6)       (MOODY'S / S&P)

A-1 (3)              $201,532,000   Floating      SEQ       1.00 / 1.00     1 - 21 / 1 - 21       May-2030          Aaa/AAA
A-2 (3) (4)            78,639,000   Floating      SEQ       2.00 / 2.00    21 - 28 / 21 - 28      Feb-2035          Aaa/AAA
A-3 (3) (4)            81,129,000   Floating      SEQ       3.34 / 3.34    28 - 72 / 28 - 72      Jun-2036          Aaa/AAA
                                                                            72 - 76 / 72 -
A-4 (3) (4)            30,000,000   Floating      SEQ       6.31 / 8.62           178             Aug-2036          Aaa/AAA
M-1 (3) (4)                                                                 48 - 76 / 48 -
(5)                    23,140,000   Floating      MEZ       4.87 / 5.37           155             Aug-2036          Aa1/AA+
M-2  (3) (4)                                                                44 - 76 / 44 -
(5)                    22,620,000   Floating      MEZ       4.65 / 5.13           148             Aug-2036           Aa2/AA
M-3  (3) (4)                                                                42 - 76 / 42 -
(5)                    11,180,000   Floating      MEZ       4.55 / 5.02           139             Aug-2036          Aa3/AA-
M-4  (3) (4)                                                                41 - 76 / 41 -
(5)                    10,400,000   Floating      MEZ       4.50 / 4.95           134             Aug-2036           A1/A+
M-5  (3) (4)                                                                40 - 76 / 40 -
(5)                     9,620,000   Floating      MEZ       4.46 / 4.90           129             Aug-2036            A2/A
M-6  (3) (4)                                                                40 - 76 / 40 -
(5)                     6,500,000   Floating      MEZ       4.45 / 4.86           123             Aug-2036           A3/A-
M-7  (3) (4)                                                                39 - 76 / 39 -
(5)                     7,280,000   Floating      MEZ       4.42 / 4.80           118             Aug-2036         Baa1/BBB+
M-8  (3) (4)                                                                39 - 76 / 39 -
(5)                     5,720,000   Floating      MEZ       4.42 / 4.77           112             Aug-2036          Baa2/BBB
M-9  (3) (4)                                                                38 - 76 / 38 -
(5)                     7,540,000   Floating      MEZ       4.39 / 4.69           106             Aug-2036         Baa2/BBB-

TOTAL                $495,300,000

      NOTES:
(1)      Class sizes subject to a 10% variance.
(2)      Pricing Speed Assumption:
         Fixed:   23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).
         ARMs:    100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30%
         CPR in month twelve, and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).
(3)      The pass-through rate on the Class A and Class M Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net WAC Cap Rate and (iii) 14.00% per annum.
(4)      If the 10% optional call is not exercised, the margin on the Class A-3 and Class A-4 Certificates will double and the margin on the Class M Certificates will increase by a 1.5x multiple, in each case beginning on the second Distribution Date after the first possible optional call date.
(5)      The Class M Certificates are not expected to receive principal payments prior to the Stepdown Date.
(6)      For the Class A-1, Class A-2 and Class A-3 Certificates, the Final Scheduled Distribution Date will be calculated assuming no prepayments, losses or delinquencies on the Mortgage Loans, no termination of the Trust on the Optional Termination Date and no Excess Cash Flow on any Distribution Date.  For the Class A-4 and Class M Certificates, the Final Scheduled
         Distribution Date is the Distribution Date in the month following the maturity of the latest maturing Mortgage Loan.

ISSUING ENTITY:                     RASC Series 2006-EMX7 Trust.

CERTIFICATES:                       The  Class  A-1,  Class  A-2,  Class A-3 and Class A-4  Certificates  (collectively,  the  "Class A
                                    Certificates") are backed by first and second lien,  fixed-rate and adjustable-rate  mortgage loans with  original  principal  balances  that may or may not  conform to Freddie Mac  limitations  (the
                                    "Mortgage Loans").

                                    The Class M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5,  Class M-6, Class M-7, Class M-8 and
                                    Class M-9 Certificates (the "Class M Certificates" and together with the Class A Certificates,  the
                                    "Offered  Certificates").  The Offered  Certificates  will be offered  pursuant  to the  Prospectus
                                    Supplement described below.

UNDERWRITERS:                       Residential Funding Securities, LLC and J.P. Morgan Securities Inc.

YIELD MAINTENANCE
AGREEMENT PROVIDER:                 HSBC Bank USA, National Association.

DEPOSITOR:                          Residential Asset Securities Corporation ("RASC"), an affiliate of Residential Funding Corporation.

TRUSTEE:                            U.S. Bank National Association

MASTER SERVICER:                    Residential  Funding  Corporation (the "Seller",  "Master Servicer" or "Residential  Funding"),  an
                                    indirect wholly-owned subsidiary of Residential Capital Corporation.

SUBSERVICER:                        Primary  servicing for all of the mortgage loans will be provided by Mortgage  Lenders Network USA,
                                    Inc., see Origination and Servicing below.

CUT-OFF DATE:                       August 1, 2006 after deducting payments due during the month of August 2006.

SETTLEMENT DATE:                    On or about August 25, 2006.

DISTRIBUTION DATES:                 25th of each month (or the next  business  day if such day is not a  business  day)  commencing  on
                                    September 25, 2006.

FORM OF CERTIFICATES:               Book-entry form through DTC, Clearstream and Euroclear.

MINIMUM DENOMINATIONS:              For the Class A, Class M-1, Class M-2 and Class M-3 Certificates:  $100,000 and integral  multiples of $1 in excess thereof;  for the Class M-4 through Class M-9  Certificates:  $250,000 and integral multiples of $1 in excess thereof.

ERISA CONSIDERATIONS:               Subject to considerations described in the prospectus,  the Offered Certificates are expected to be eligible for purchase by employee benefit plans or other plans or arrangements  that are subject to
                                    ERISA or section 4975 of the Internal Revenue Code  (collectively,  "Plans"),  subject to important restrictions  described in the prospectus  and prospectus  supplement.  However,  investors  should consult with their counsel with respect to the  consequences  under ERISA and the Internal  Revenue
                                    Code of such a Plan's acquisition and ownership of such Offered Certificates.

LEGAL INVESTMENTS:                  The  Certificates  will not  constitute  "mortgage  related  securities"  for the  purposes  of the
                                    Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

TAX STATUS:                         One or more REMIC elections.

MORTGAGE LOANS:
o        The  Mortgage  Loans will  consist of first and second lien,  fixed-rate  and  adjustable-rate  mortgage  loans with  original principal  balances  that may or may not  conform to Freddie  Mac  limitations  (the  "Mortgage
         Loans").  The pool of Mortgage Loans described  herein has an approximate  aggregate  principal balance of  $530,177,688  as of the Cut-off Date. On the closing date,  the Mortgage Loans will have an approximate aggregate principal balance of $520,000,000 as of the Cut-off Date.

o        As of the Cut-off Date,  approximately  5.99% of the pool of Mortgage Loans described  herein provide for an initial  interest only period of up to five years.

SILENT SECONDS:                     The mortgaged properties relating to approximately 39.54% of the statistical pool of first-lien
                                    Mortgage Loans, which are included in this pool are subject to a second-lien mortgage loan,
                                    ("Silent Seconds"), based solely on the information made available to the Depositor.   The
                                    weighted average combined original loan-to-value ratio of the Mortgage Loans, including the Silent
                                    Seconds 90.42%.

THE ORIGINATOR AND
SUBSERVICER:                        Mortgage Lenders Network USA, Inc.  originated all of the Mortgage Loans.  Mortgage Lenders Network
                                    USA, Inc. originates loans through a nationwide network of retail production branches,  independent mortgage brokers approved by Mortgage Lenders Network USA, Inc. and also through its  correspondent lending  division.  The  executive  offices of Mortgage  Lenders  Network USA,  Inc. are located in
                                    Middletown, Connecticut.

                                    Residential Funding acquired all of the mortgage loans from Emax Financial Group, LLC. Emax
                                    Financial Group, LLC, is a mortgage banking company engaged in the mortgage banking business, which consists of acquisition and sale of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.

                                    Primary  servicing will be provided by Mortgage Lenders Network USA, Inc.  Mortgage Lenders Network
                                    USA, Inc. is an approved Fannie Mae and Freddie Mac servicer.

                                    Performance information for certain Mortgage Lenders Network transactions is currently available at www.gmacrfcstaticpool.com.

PREPAYMENT ASSUMPTIONS:

o        Fixed - 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).
o        ARMs - 100% PPC (assumes that prepayments  start at 2% CPR in month one,  increase by  approximately  2.545% each month to 30%
         CPR in month twelve,  and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).

OPTIONAL CALL:                      If the  aggregate  principal  balance  of the  Mortgage  Loans  falls  below  10% of the  aggregate principal  balance of the Mortgage  Loans as of the Cut-Off Date (the  "Optional  Call Date"),  the
                                    master  servicer or its designee may terminate the trust.  The exercise of the optional call may be subject to limitations as described in the prospectus supplement.
BASIS RISK
SHORTFALL:                          With respect to any class of the Class A and Class M Certificates and any Distribution Date on
                                    which the Net WAC Cap Rate is used to determine the pass-through rate of that class of Class A and
                                    Class M Certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin, over (ii) accrued certificate interest for that class calculated using the Net WAC
                                    Cap Rate.

BASIS RISK SHORTFALL
CARRY-FORWARD AMOUNTS:              With respect to each class of the Class A and Class M Certificates and any Distribution Date, an
                                    amount equal to the aggregate amount of Basis Risk Shortfall for that class on that Distribution
                                    Date, plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate for that class.

AVAILABLE DISTRIBUTION
AMOUNT:                             For any distribution date, an amount generally equal to the sum of the following amounts, net of amounts reimbursable to the master servicer and any subservicer:

                                    O   the aggregate amount of scheduled payments on the mortgage loans due during the related due period and received on or prior to the related determination date, after deduction of the master servicing fees and any subservicing fees in respect of the mortgage loans for that distribution date;

                                    O   unscheduled payments, including mortgagor prepayments on the mortgage loans, insurance proceeds, liquidation proceeds and subsequent recoveries from the mortgage loans, and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month; and

                                    O   all advances made for that distribution date in respect of the mortgage loans.

                                    The  Prospectus  Supplement  will  describe  any  adjustments  that  may be made  to the  Available
                                    Distribution Amount.

RELIEF ACT SHORTFALLS:              With respect to any Distribution Date, the shortfall,  if any, in collections of interest resulting from the Service  Members Civil Relief Act, as amended,  or any similar  legislation or regulation.
                                    Relief Act  Shortfalls  will be covered by available  Excess Cash Flow in the current  period only.
                                    Any Relief Act  Shortfalls  allocated  to the  Certificates  for the current  period not covered by
                                    Excess Cash Flow in the current period will remain unpaid.

CREDIT ENHANCEMENT:                 A.  SUBORDINATION.

                                    Credit  enhancement  for the Class A  Certificates  will include the  subordination  of the Class M
                                    Certificates.  Credit  enhancement for the Class M Certificates  will include the  subordination of each class of the Class M Certificates with a lower payment priority.

                                    INITIAL SUBORDINATION (INCLUDING THE INITIAL OVERCOLLATERALIZATION AMOUNT):

-------------------- ------------------- --------------- ----------------
CLASS                 EXPECTED RATING       INITIAL           AFTER
                                                            STEP-DOWN
                      (MOODY'S / S&P)    CREDIT SUPPORT      SUPPORT
-------------------- ------------------- --------------- ----------------

-------------------- ------------------- --------------- ----------------
Class A                   Aaa/AAA            24.75%          49.50%
-------------------- ------------------- --------------- ----------------
Class M-1                 Aa1/AA+            20.30%          40.60%
-------------------- ------------------- --------------- ----------------
Class M-2                  Aa2/AA            15.95%          31.90%
-------------------- ------------------- --------------- ----------------
Class M-3                 Aa3/AA-            13.80%          27.60%
-------------------- ------------------- --------------- ----------------
Class M-4                  A1/A+             11.80%          23.60%
-------------------- ------------------- --------------- ----------------
Class M-5                   A2/A             9.95%           19.90%
-------------------- ------------------- --------------- ----------------
Class M-6                  A3/A-             8.70%           17.40%
-------------------- ------------------- --------------- ----------------
Class M-7                Baa1/BBB+           7.30%           14.60%
-------------------- ------------------- --------------- ----------------
Class M-8                 Baa2/BBB           6.20%           12.40%
-------------------- ------------------- --------------- ----------------
Class M-9                Baa2/BBB-           4.75%            9.50%
-------------------- ------------------- --------------- ----------------

For any class of Certificates, the Initial Credit Support is the aggregate certificate principal balance of all Certificates subordinate to such class as a percentage of the aggregate stated
principal balance of the Mortgage Loans as of the Cut-off Date.  The initial Credit Support includes the initial Overcollateralization Amount.

B.

                                    OVERCOLLATERALIZATION ("OC")

-------------------------------------------------- ---------------------------

-------------------------------------------------- ---------------------------
INITIAL (% ORIG.)                                            4.75%
OC TARGET (% ORIG.)                                          4.75%
OC FLOOR (% ORIG.)                                           0.50%
OC STEPDOWN TARGET (% CURRENT)                               9.50%
OC HOLIDAY                                                    None
-------------------------------------------------- ---------------------------

C.       EXCESS SPREAD *

                                    Initially  equal to  approximately  268 basis  points  per  annum,  for the 31day  initial  accrual period.

                                    * - Excess Spread is calculated on a 30/360 basis and at the Pricing Speed Assumption.

D.       YIELD MAINTENANCE AGREEMENT.

                                    Any amounts payable under the Yield Maintenance Agreement on each Distribution Date will be included in Excess Cash Flow and will be distributed in accordance with the priority set forth below under "Excess Cash Flow Distributions."

EXCESS CASH FLOW
DISTRIBUTIONS:                      On any Distribution Date, the Excess Cash Flow will be allocated among the Certificates as set forth in the Prospectus Supplement in the following order of priority:

(1)      as part of the Principal  Distribution  Amount,  to pay to the holders of the Class A and Class M Certificates in reduction of their  certificate  principal  balances,  the principal  portion of realized losses  previously allocated to reduce the  certificate  principal  balance of any Class A or Class M Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

(2)      as part of the Principal  Distribution  Amount,  to pay to the holders of the Class A and Class M Certificates in reduction of their certificate principal balances,  the principal portion of realized losses incurred on the
         Mortgage Loans for the preceding calendar month;

(3)      to  pay  the  holders  of  the  Class  A and  Class  M  Certificates  as  part  of  the  Principal  Distribution  Amount,  any
         Overcollateralization Increase Amount;

(4)      to pay the holders of Class A and Class M Certificates,  the amount of any prepayment  interest  shortfalls  allocated thereto for that  Distribution  Date,  on a pro rata  basis  based on  prepayment  interest  shortfalls allocated thereto,  to the extent not covered by the Eligible Master Servicing  Compensation on that Distribution Date;

(5)      to pay to the holders of the Class A and Class M  Certificates,  any  prepayment  interest  shortfalls  remaining  unpaid from prior  Distribution  Dates together with interest thereon,  on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

(6)      to pay to the  holders  of the  Class A  Certificates,  on a pro rata  basis,  based on the  amount  of Basis  Risk  Shortfall
         Carry-Forward  Amounts  previously  allocated  thereto that remain  unreimbursed,  and then the
         Class M Certificates,  in the order of payment priority, the amount of any Basis Risk Shortfall
         Carry-Forward Amounts,  remaining unpaid as of that Distribution Date;

(7)      to pay to the holders of the Class A and Class M  Certificates,  the amount of any Relief Act  Shortfalls  allocated  thereto, on a pro rata basis based on Relief Act  Shortfalls  allocated  thereto  for that  Distribution
         Date;

(8)      to pay to the holders of the Class A  Certificates,  on a pro rata basis,  based on the amount of realized  losses  previously allocated thereto that remain  unreimbursed and then to the Class M Certificates,  in the order of payment priority,  the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

(9)       to pay to the holders of the Class SB Certificates  and the Class R Certificates  any balance  remaining,  in accordance with the terms of the pooling and servicing agreement.

          On any  Distribution  Date,  the amounts  described  in clause (2) and (3) above will be paid first from Excess Cash Flow for that Distribution  Date, other than amounts received by the trustee under the Yield  Maintenance  Agreement,  and second from amounts received by the trustee under the Yield
          Maintenance Agreement.

INTEREST ACCRUAL PERIOD:            From and including  the preceding  Distribution  Date (for the first  accrual  period,  the closing date) up to but excluding the current Distribution Date on an actual/360 basis.

PASS-THROUGH RATES:                 On each  Distribution  Date,  the  Pass-Through  Rate  on each  class  of the  Class A and  Class M
                                    Certificates  will be a per annum  rate equal to the least of (x) for any  Distribution  Date which occurs  prior to the  second  Distribution  Date  after  the first  possible  Optional  Call  Date,
                                    One-Month  LIBOR plus the related margin for such class,  and beginning on the second  Distribution
                                    Date after the first  possible  Optional Call Date, (1) with respect to the Class A-3 and Class A-4
                                    Certificates,  One-Month LIBOR plus 2 times the initial related margin for such class, and (2) with respect to the Class M  Certificates,  One-Month LIBOR plus 1.5 times the initial related margin of such class, (y) the Net WAC Cap Rate and (z) 14.00% per annum.

NET WAC
CAP RATE:                           For any  Distribution  Date,  a per annum  rate  (which  will not be less than  zero)  equal to the weighted  average of the Net Mortgage  Rates of the Mortgage  Loans using the Net Mortgage Rates in effect for the  scheduled  payments  due on such  Mortgage  Loans  during the  related  due period, multiplied by a fraction  equal to 30 divided by the actual number of days in the related  Interest
                                    Accrual Period.

NET MORTGAGE RATE:                  With respect to any Mortgage  Loan,  the mortgage  rate minus (a) the master  servicing fee and (b)
                                    the sub-servicing fee.

ELIGIBLE MASTER
SERVICING COMPENSATION:             For any  Distribution  Date,  an amount  equal to the  lesser of (a)  one-twelfth  of 0.125% of the stated principal  balance of the Mortgage Loans immediately  preceding that Distribution  Date, and
                                    (b) the sum of the master  servicing  fee  payable to the Master  Servicer in respect of its master servicing  activities and  reinvestment  income  received by the Master Servicer on amounts payable with respect to that  Distribution  Date with respect to the Mortgage  Loans.  Excess Cash Flow may also be available to cover prepayment interest shortfalls,  subject to the priority of distribution for Excess Cash Flow.

ADVANCES:                           The Master  Servicer  will advance  delinquent  principal and interest to the extent the advance is recoverable from future collections on the Mortgage Loans.

OVERCOLLATERALIZATION AMOUNT:       With respect to any  Distribution  Date, the excess,  if any, of (a) the aggregate stated principal balance of the Mortgage  Loans before  giving  effect to  distributions  of principal to be made on that  Distribution  Date, over (b) the aggregate  certificate  principal balance of the Class A and
                                    Class M Certificates,  as of such date, before taking into account distributions of principal to be made on that Distribution Date.

REQUIRED
OVERCOLLATERALIZATION AMOUNT:       With respect to any Distribution  Date (i) prior to the Stepdown Date, an amount equal 4.75% of the aggregate stated  principal  balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date  provided a Trigger Event is not in effect,  the greater of (x) 9.50% of the then current  aggregate  outstanding  principal  balance of the Mortgage  Loans after  giving  effect to distributions  to be made on that  Distribution  Date  and (y) the  Overcollateralization  Floor or
                                    (iii)  on or after  the  related  Stepdown  Date if a  Trigger  Event is in  effect,  the  Required
                                    Overcollateralization  Amount  for  the  immediately  preceding  Distribution  Date.  The  Required
                                    Overcollateralization  Amount  may be  reduced  from time to time with  notification  to the rating agencies.

OVERCOLLATERALIZATION FLOOR:        0.50% of the aggregate stated principal balance of the Mortgage Loans, as of the Cut-Off Date.

STEPDOWN DATE:                      The earlier to occur of (i) the Distribution  Date immediately  succeeding the Distribution Date on which the aggregate  certificate  principal balance of the Class A Certificates has been reduced to zero or (ii) the later to occur of (x) the  Distribution  Date in September  2009 and (y) the first
                                    Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 49.50%.
OVERCOLLATERALIZATION
INCREASE AMOUNT:                    With respect to any  Distribution  Date, an amount equal to the lesser of (i) available Excess Cash
                                    Flow available for payment of the Overcollateralization  Increase Amount on that Distribution Date, as provided in clause (3) under "Excess Cash Flow  Distributions"  and (ii) the excess,  if any, of
                                    (x)  the  Required   Overcollateralization   Amount  for  that   Distribution  Date  over  (y)  the
                                    Overcollateralization Amount for that Distribution Date.

OVERCOLLATERALIZATION
REDUCTION AMOUNT:                   With  respect to any  Distribution  Date for which the Excess  Overcollateralization  Amount is, or would be, after taking into account all other  distributions to be made on that Distribution  Date, greater  than zero,  an amount equal to the lesser of (i) the Excess  Overcollateralization  Amount for that Distribution Date and (ii) Principal Remittance Amount for that Distribution Date.

EXCESS OVERCOLLATERALIZATION
AMOUNT:                             With respect to any  Distribution  Date, the excess,  if any, of the  Overcollateralization  Amount over the Required Overcollateralization Amount.

EXCESS CASH FLOW:                   For any Distribution Date, the sum of (a) the excess of (1) the Available  Distribution  Amount for that  distribution  date  over  (2)  the  sum of (x)  the  interest  distribution  amount  for  the
                                    Certificates  for  that  Distribution  Date and (y) the  lesser  of (i) the  aggregate  certificate principal balance of the Offered Certificates  immediately prior to such Distribution Date and (ii)
                                    the  Principal  Remittance  Amount  for that  Distribution  Date to the  extent  not  needed to pay interest on the Offered  Certificates  on such  Distribution  Date,  (b) any  Overcollateralization
                                    Reduction  Amount and (c) any amounts received by the trust under the Yield  Maintenance  Agreement for that  Distribution  Date.  Excess  Cash  Flow may be used to  protect  the  Class A and Class M
                                    Certificates  against realized losses by making an additional payment of principal up to the amount of the realized losses to the extent described above in "Excess Cash Flow Distributions".

TRIGGER EVENT:
                                    A Trigger Event is in effect on any Distribution  Date if either (i) the three month average of the related  Sixty-Plus  Delinquency  Percentage,  as  determined  on that  Distribution  Date  and the immediately  preceding two Distribution  Dates,  equals or exceeds 32.32% of the Senior Enhancement
                                    Percentage or (ii) cumulative  realized losses on the Mortgage Loans as a percentage of the initial aggregate  principal  balance of the  Mortgage  Loans as of the Cut-off  Date exceed the  following amounts:

--------------------------- --------------------------------------------------------------------------------
                                                             LOSS TRIGGER
--------------------------- --------------------------------------------------------------------------------
Months 25-36                1.85% in the first month plus an additional 1/12th of 2.30% for every month thereafter
                            4.15% in the first month plus an additional 1/12th of 2.30% for every month
Months 37-48                thereafter
                            6.45% in the first month plus an additional 1/12th of 1.85% for every month
Months 49-60                thereafter
                            8.30% in the first month plus an additional 1/12th of 1.00% for every month
Months 61-72                thereafter
Months 73 and thereafter    9.30%
--------------------------- --------------------------------------------------------------------------------

SIXTY-PLUS DELINQUENCY
PERCENTAGE:                         With respect to any Distribution  Date, the fraction,  expressed as a percentage,  equal to (x) the aggregate  stated  principal  balance of the Mortgage Loans that are 60 or more days  delinquent in payment  of  principal  and  interest  for that  Distribution  Date,  including  Mortgage  Loans in bankruptcy that are 60 or more days  delinquent,  foreclosure or REO, over (y) the aggregate stated
                                    principal balance of the Mortgage Loans immediately preceding that Distribution Date.

SENIOR
ENHANCEMENT PERCENTAGE:             For any  Distribution  Date, the  percentage  obtained by dividing (x) the sum of (i) the aggregate certificate  principal  balance  of the  Class M  Certificates  and (ii) the  Overcollateralization
                                    Amount, in each case prior to the distribution of the aggregate  Principal  Distribution  Amount on such  Distribution  Date, by (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

PRINCIPAL
DISTRIBUTION AMOUNT:
                                    On any Distribution  Date, the lesser of (a) the excess of (i) the  Available  Distribution  Amount plus for inclusion in Excess Cash Flow for purposes of clause  (b)(v) and (vi) in this  definition, the amounts  received by the trustee under the Yield  Maintenance  Agreement for that  Distribution
                                    Date to the extent  set forth in clauses  (2) and (3) under the  "Excess  Cash Flow  Distributions"
                                    above, over (ii) the interest distribution amount and (b) the aggregate amount described below:

                                    (i)     the principal  portion of all scheduled  monthly payments on the Mortgage Loans received or advanced with respect to the related due period;

                                    (ii)    the  principal  portion of all proceeds of the  repurchase  of Mortgage  Loans,  or, in the case of a substitution,  amounts  representing a principal  adjustment,  as required by the pooling and servicing agreement during the preceding calendar month;

                                    (iii)   the  principal  portion  of  all  other  unscheduled   collections  other  than  subsequent
                                            recoveries,  received on the Mortgage Loans during the preceding  calendar month, or deemed to be received during the preceding calendar month,  including,  without  limitation,  full and partial  principal  prepayments  made by the respective  mortgagors,  to the extent not distributed in the preceding month;

                                    (iv)    the lesser of  (a) subsequent  recoveries for that  distribution date and (b) the principal portion of any realized  losses  allocated to any class of offered  certificates on a prior distribution date and remaining unpaid;

                                    (v)     the lesser of (a) the Excess Cash Flow for that  distribution  date, to the extent not used in clause (b) (iv) above on such  Distribution  Date, and (b) the  principal portion of any realized  losses  incurred,  or deemed to have been incurred,  on any Mortgage Loans in the calendar month preceding that  Distribution  Date to the extent covered by Excess Cash Flow for that Distribution Date as described under "--Excess Cash Flow Distributions" above; and

                                    (vi)    the lesser of (a) the Excess Cash Flow for that  Distribution  Date, to the extent not used pursuant to clause (b) (iv) and (v) above on such  Distribution  Date,  and (b) the  amount of any  Overcollateralization  Increase  Amount for that  Distribution  Date, to the extent covered by Excess Cash Flow for that  Distribution  Date as  described  under  "Excess Cash
                                            Flow Distributions" above;
                                    minus

                                    (vii)   the amount of any Overcollateralization Reduction Amount for that Distribution Date; and

                                    (viii)  any capitalization reimbursement amount.

                                    In no event will the Principal  Distribution  Amount on any Distribution  Date be less than zero or greater than the outstanding  aggregate  certificate  principal balance of the Class A Certificates and Class M Certificates.

PRINCIPAL REMITTANCE
AMOUNT:                             For any  Distribution  Date,  the sum of the following  amounts:  (i) the principal  portion of all scheduled  monthly  payments on the Mortgage Loans received or advanced with respect to the related due period;  (ii) the principal  portion of all proceeds of the repurchase of Mortgage Loans or, in the case of substitution,  amounts  representing a principal  adjustment as required in the pooling and servicing  agreement during the preceding  calendar month;  and (iii) the principal  portion of all other  unscheduled  collections  received on the Mortgage  Loans during the preceding  calendar month including,  without limitation, full and partial principal prepayments made by the respective mortgagors,  to the  extent  not  distributed  in the  preceding  month  but  excluding  subsequent recoveries.

INTEREST
DISTRIBUTIONS:                      Distributions to the holders of the Certificates will be made generally as follows:
                                    From the  Available  Distribution  Amount  remaining  after  payment of certain fees and expenses, distribution of accrued and unpaid interest (less any prepayment  interest  Shortfalls not covered by  Eligible  Master  Servicing  Compensation  or any Relief  Act  shortfalls)  to the  holders of
                                    Certificates, in the following order of priority:

(i)      To each class of the Class A Certificates, on a pro-rata basis, based on the accrued certificate interest accrued thereon
(ii)     To the Class M-1 Certificates;
(iii)    To the Class M-2 Certificates;
(iv)     To the Class M-3 Certificates;
(v)      To the Class M-4 Certificates;
(vi)     To the Class M-5 Certificates;
(vii)    To the Class M-6 Certificates;
(viii)   To the Class M-7 Certificates;
(ix)     To the Class M-8 Certificates; and
(x)      To the Class M-9 Certificates.

PRINCIPAL DISTRIBUTIONS:
                                     The Principal Distribution Amount will be distributed as follows:

(i)      To the Class A Certificates,  the Class A Principal  Distribution Amount,  sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4  Certificates  in that order,  until the certificate  principal  balances thereof are reduced to zero;
(ii)     To the Class M-1 Certificates,  the Class M-1 Principal  Distribution Amount,  until the certificate  principal balance of the
                                           Class M-1 Certificates is reduced to zero;
(iii)    To the Class M-2 Certificates,  the Class M-2 Principal  Distribution Amount,  until the certificate  principal balance of the
                                           Class M-2 Certificates is reduced to zero;
(iv)     To the Class M-3 Certificates,  the Class M-3 Principal  Distribution Amount,  until the certificate  principal balance of the
                                           Class M-3 Certificates is reduced to zero;
(v)      To the Class M-4 Certificates,  the Class M-4 Principal  Distribution Amount,  until the certificate  principal balance of the
                                           Class M-4 Certificates is reduced to zero;
(vi)     To the Class M-5 Certificates,  the Class M-5 Principal  Distribution Amount,  until the certificate  principal balance of the
                                           Class M-5 Certificates is reduced to zero;
(vii)    To the Class M-6 Certificates,  the Class M-6 Principal  Distribution Amount,  until the certificate  principal balance of the
                                           Class M-6 Certificates is reduced to zero;
(viii)   To the Class M-7 Certificates,  the Class M-7 Principal  Distribution Amount,  until the certificate  principal balance of the
                                           Class M-7 Certificates is reduced to zero;
(ix)     To the Class M-8 Certificates,  the Class M-8 Principal  Distribution Amount,  until the certificate  principal balance of the
                                           Class M-8 Certificates is reduced to zero; and
(x)      To the Class M-9 Certificates,  the Class M-9 Principal  Distribution Amount,  until the certificate  principal balance of the
                                           Class M-9 Certificates is reduced to zero.

CLASS A PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown
                                    Date if a Trigger Event is in effect for that Distribution Date, the Principal  Distribution Amount for that  Distribution  Date or (ii) on or after the  Stepdown  Date if a  Trigger  Event is not in effect for that Distribution Date, the lesser of:

o        the Principal Distribution Amount for that Distribution Date; and
         the excess, if any, of (A) the aggregate  certificate principal balance of the Class A Certificates immediately  prior to that  Distribution  Date over (B) the  lesser of (x) the  product  of (1) the applicable  Subordination  Percentage  and  (2)  the  aggregate  stated  principal  balance  of the
         Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and (y)
         the excess,  if any, of the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-1 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown
                                    Date if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the  remaining  Principal
                                    Distribution  Amount  for that  Distribution  Date  after  distribution  of the  Class A  Principal
                                    Distribution  Amount or (ii) on or after the Stepdown  Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

o        the  remaining  Principal  Distribution  Amount  for that  Distribution  Date  after  distribution  of the  Class A  Principal
         Distribution Amount; and

o        the excess,  if any, of (A) the sum of (1) the aggregate  certificate  principal  balance of the Class A  Certificates  (after taking  into  account  the  payment  of the  Class A  Principal  Distribution  Amount  for that
         Distribution  Date) and (2) the  certificate  principal  balance of the Class M-1  Certificates immediately  prior to that  Distribution Date over (B) the lesser of (x) the product of (1) the applicable  Subordination  Percentage  and (2) the aggregate  stated  principal  balance of the
         Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and
         (y) the excess,  if any, of the aggregate stated principal  balance of the Mortgage Loans after
         giving   effect  to   distributions   to  be  made  on  that   Distribution   Date,   over  the
         Overcollateralization Floor.

CLASS M-2 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown
                                    Date if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the  remaining  Principal
                                    Distribution  Amount for that  Distribution  Date after  distribution  of the Class A and Class M-1
                                    Principal  Distribution  Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

o        the  remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A and Class M-1
         Principal Distribution Amounts; and

o        the  excess,  if  any,  of (A) the sum of (1) the  aggregate  certificate  principal  balance  of the  Class A and  Class  M-1
         Certificates  (after  taking into  account  the payment of the Class A and Class M-1  Principal
         Distribution  Amounts for that Distribution Date) and (2) the certificate  principal balance of the Class M-2 Certificates  immediately  prior to that Distribution Date over (B) the lesser of
         (x) the product of (1) the applicable  Subordination  Percentage  and (2) the aggregate  stated
         principal  balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that  Distribution  Date and (y) the excess,  if any, of the aggregate stated principal balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that  Distribution
         Date, over the Overcollateralization Floor.

CLASS M-3 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown
                                    Date if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the  remaining  Principal
                                    Distribution  Amount for that  Distribution  Date after  distribution of the Class A, Class M-1 and
                                    Class M-2 Principal  Distribution  Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

o        the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A, Class M-1 and
         Class M-2 Principal Distribution Amounts; and
o        the excess,  if any, of (A) the sum of (1) the  aggregate  certificate  principal  balance of the Class A, Class M-1 and Class
         M-2  Certificates  (after  taking into  account the payment of the Class A, Class M-1 and Class
         M-2  Principal  Distribution  Amounts  for  that  Distribution  Date)  and (2) the  certificate principal  balance of the Class M-3 Certificates  immediately  prior to that  Distribution Date over (B) the lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2)
         the  aggregate  stated  principal  balance  of  the  Mortgage  Loans  after  giving  effect  to distributions  to be  made on that  Distribution  Date  and  (y)  the  excess,  if any,  of the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-4 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown
                                    Date if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the  remaining  Principal
                                    Distribution  Amount for that Distribution Date after distribution of the Class A, Class M-1, Class
                                    M-2 and  Class M-3  Principal  Distribution  Amounts  or (ii) on or after  the  Stepdown  Date if a
                                    Trigger Event is not in effect for that Distribution Date, the lesser of:

o        the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A, Class M-1, Class
         M-2 and Class M-3 Principal Distribution Amounts; and
o        the excess,  if any, of (A) the sum of (1) the aggregate  certificate  principal  balance of the Class A, Class M-1, Class M-2 and Class M-3  Certificates  (after  taking into account the payment of the Class A, Class M-1,
         Class M-2 and Class M-3 Principal  Distribution Amounts for that Distribution Date) and (2) the certificate  principal  balance  of the  Class  M-4  Certificates  immediately  prior  to  that
         Distribution  Date over (B) the lesser of (x) the product of (1) the  applicable  Subordination
         Percentage and (2) the aggregate  stated  principal  balance of the Mortgage Loans after giving effect to distributions  to be made on that  Distribution  Date and (y) the excess,  if any, of the  aggregate  stated  principal  balance  of  the  Mortgage  Loans  after  giving  effect  to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-5 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown
                                    Date if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the  remaining  Principal
                                    Distribution  Amount for that Distribution Date after distribution of the Class A, Class M-1, Class
                                    M-2, Class M-3 and Class M-4 Principal  Distribution  Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

o        the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A, Class M-1, Class
         M-2, Class M-3 and Class M-4 Principal Distribution Amounts; and
o        the excess,  if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A, Class M-1, Class M-2,
         Class M-3 and Class M-4  Certificates  (after  taking into  account the payment of the Class A,
         Class  M-1,  Class  M-2,  Class M-3 and  Class  M-4  Principal  Distribution  Amounts  for that
         Distribution  Date) and (2) the  certificate  principal  balance of the Class M-5  Certificates immediately  prior to that  Distribution Date over (B) the lesser of (x) the product of (1) the applicable  Subordination  Percentage  and (2) the aggregate  stated  principal  balance of the
         Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and
         (y) the excess,  if any, of the aggregate stated principal  balance of the Mortgage Loans after
         giving   effect  to   distributions   to  be  made  on  that   Distribution   Date,   over  the
         Overcollateralization Floor.

CLASS M-6 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown
                                    Date if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the  remaining  Principal
                                    Distribution  Amount for that Distribution Date after distribution of the Class A, Class M-1, Class
                                    M-2,  Class M-3,  Class M-4 and Class M-5  Principal  Distribution  Amounts or (ii) on or after the
                                    Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

o        the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A, Class M-1, Class
         M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts; and
o        the excess,  if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A, Class M-1, Class M-2,
         Class M-3, Class M-4 and Class M-5  Certificates  (after taking into account the payment of the
         Class A,  Class M-1,  Class M-2,  Class  M-3,  Class M-4 and Class M-5  Principal  Distribution
         Amount for that Distribution  Date) and (2) the certificate  principal balance of the Class M-6
         Certificates  immediately  prior  to that  Distribution  Date  over (B) the  lesser  of (x) the product of (1) the applicable  Subordination  Percentage and (2) the aggregate stated principal balance  of the  Mortgage  Loans  after  giving  effect  to  distributions  to be  made on that
         Distribution  Date and (y) the excess,  if any, of the aggregate  stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date, over the Overcollateralization Floor.

CLASS M-7 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown
                                    Date if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the  remaining  Principal
                                    Distribution  Amount for that Distribution Date after distribution of the Class A, Class M-1, Class
                                    M-2,  Class M-3, Class M-4,  Class M-5 and Class M-6 Principal  Distribution  Amounts or (ii) on or
                                    after the Stepdown Date if a Trigger Event is not in effect for that Distribution  Date, the lesser of:

o        the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A, Class M-1, Class
         M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts; and
o        the excess,  if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A, Class M-1, Class M-2,
         Class M-3,  Class M-4,  Class M-5 and Class M-6  Certificates  (after  taking into  account the payment of the Class A, Class M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5 and Class M-6
         Principal  Distribution  Amounts for that Distribution Date) and (2) the certificate  principal balance of the Class M-7 Certificates  immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable  Subordination Percentage and (2) the aggregate stated principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the  excess,  if any,  of the  aggregate  stated  principal balance  of the  Mortgage  Loans  after  giving  effect  to  distributions  to be  made on that
         Distribution Date, over the Overcollateralization Floor.

CLASS M-8 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown
                                    Date if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the  remaining  Principal
                                    Distribution  Amount for that Distribution Date after distribution of the Class A, Class M-1, Class
                                    M-2, Class M-3, Class M-4,  Class M-5,  Class M-6 and Class M-7 Principal  Distribution  Amounts or
                                    (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution  Date, the lesser of:

o        the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A, Class M-1, Class
         M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal  Distribution  Amounts;
         and
o        the excess,  if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A, Class M-1, Class M-2,
         Class M-3,  Class M-4,  Class M-5,  Class M-6 and Class M-7  Certificates  (after  taking  into account  the payment of the Class A, Class M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5,
         Class M-6 and Class M-7 Principal  Distribution Amounts for that Distribution Date) and (2) the certificate  principal  balance  of the  Class  M-8  Certificates  immediately  prior  to  that
         Distribution  Date over (B) the lesser of (x) the product of (1) the  applicable  Subordination
         Percentage and (2) the aggregate  stated  principal  balance of the Mortgage Loans after giving effect to distributions  to be made on that  Distribution  Date and (y) the excess,  if any, of the  aggregate  stated  principal  balance  of  the  Mortgage  Loans  after  giving  effect  to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-9 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown
                                    Date if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the  remaining  Principal
                                    Distribution  Amount for that Distribution Date after distribution of the Class A, Class M-1, Class
                                    M-2, Class M-3,  Class M-4,  Class M-5,  Class M-6, Class M-7 and Class M-8 Principal  Distribution
                                    Amounts  or (ii) on or  after  the  Stepdown  Date if a  Trigger  Event is not in  effect  for that
                                    Distribution Date, the lesser of:

o        the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A, Class M-1, Class
         M-2,  Class  M-3,  Class  M-4,  Class  M-5,  Class  M-6,  Class  M-7 and  Class  M-8  Principal
         Distribution Amounts; and
o        the excess,  if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A, Class M-1, Class M-2,
         Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates  (after taking into  account the payment of the Class A, Class M-1,  Class M-2,  Class M-3,  Class M-4,  Class
         M-5, Class M-6, Class M-7 and Class M-8 Principal  Distribution  Amounts for that  Distribution
         Date) and (2) the  certificate  principal  balance  of the Class M-9  Certificates  immediately prior to that  Distribution  Date over (B) the lesser of (x) the product of (1) the  applicable
         Subordination  Percentage and (2) the aggregate stated principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the excess, if any, of the aggregate stated principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

SUBORDINATION
PERCENTAGE:                         As to any class of Class A or Class M  Certificates,  the  respective  approximate  percentage  set forth below:

--------------------- ------------------------ -------------------
CLASS                     EXPECTED RATING       SUBORDINATION %
                          (MOODY'S / S&P)
--------------------- ------------------------ -------------------

--------------------- ------------------------
                                               -------------------
Class A                       Aaa/AAA                50.50%
--------------------- ------------------------ -------------------
Class M-1                     Aa1/AA+                59.40%
--------------------- ------------------------ -------------------
Class M-2                     Aa2/AA                 68.10%
--------------------- ------------------------ -------------------
Class M-3                     Aa3/AA-                72.40%
--------------------- ------------------------ -------------------
Class M-4                      A1/A+                 76.40%
--------------------- ------------------------ -------------------
Class M-5                      A2/A                  80.10%
--------------------- ------------------------ -------------------
Class M-6                      A3/A-                 82.60%
--------------------- ------------------------ -------------------
Class M-7                    Baa1/BBB+               85.40%
--------------------- ------------------------ -------------------
Class M-8                    Baa2/BBB                87.60%
--------------------- ------------------------ -------------------
Class M-9                    Baa2/BBB-               90.50%
--------------------- ------------------------ -------------------

SUBSEQUENT RECOVERIES:              Subsequent recoveries,  net of reimbursable expenses, with respect to Mortgage Loans that have been previously liquidated and that have resulted in a realized loss.

ALLOCATION OF LOSSES:               Any realized losses will be allocated or covered as follows:

(i)      By Excess Cash Flow for the related Distribution Date;
(ii)     By reduction of the Overcollateralization Amount, until
         reduced to zero (as further described in the prospectus supplement);
(iii)    To the Class M-9 Certificates, until reduced to zero;
(iv)     To the Class M-8 Certificates, until reduced to zero;
(v)      To the Class M-7 Certificates, until reduced to zero;
(vi)     To the Class M-6 Certificates, until reduced to zero;
(vii)    To the Class M-5 Certificates, until reduced to zero;
(viii)   To the Class M-4 Certificates, until reduced to zero;
(ix)     To the Class M-3 Certificates, until reduced to zero;
(x)      To the Class M-2 Certificates, until reduced to zero;
(xi)     To the Class M-1 Certificates, until reduced to zero; and
(xii)    To the Class A Certificates, on a pro rata basis, until reduced to zero.

PRELIMINARY
PROSPECTUS:                The Offered Certificates will be offered pursuant to a Preliminary Prospectus which includes a Preliminary
                           Prospectus Supplement (together, the "Preliminary Prospectus").  Additional information with respect to the
                           Offered Certificates and the Mortgage Loans is contained in the Preliminary Prospectus.   The foregoing is
                           qualified in its entirety by the information appearing in the Preliminary Prospectus.

YIELD MAINTENANCE AGREEMENT

On the Closing Date, the Trustee will enter into a Yield Maintenance Agreement with HSBC Bank USA, National Association, (the
"Counterparty") for the benefit of the Offered Certificates. On each Distribution Date, payments under the Yield Maintenance
Agreement will be made based on an amount equal to the lesser of  (a) the notional amount set forth in the table below and (b) the outstanding certificate principal balance of the Class A and Class M Certificates immediately preceding that Distribution Date. In exchange for a fixed payment on the Closing Date, the Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of 5.40% beginning with the Distribution Date in September 2006. The Yield Maintenance
Agreement will terminate after the Distribution Date in August 2011.

------------ --------------------- --------- ----------------------
  PERIOD     NOTIONAL BALANCE ($)   PERIOD   NOTIONAL BALANCE ($)
------------ --------------------- --------- ----------------------
     1             495,300,000.00     32            133,902,462.75
     2             491,135,941.96     33            127,369,071.33
     3             485,523,677.89     34            121,116,173.49
     4             478,458,760.00     35            115,131,350.34
     5             469,947,911.07     36            109,403,407.64
     6             460,009,532.98     37            103,921,099.57
     7             448,674,101.90     38            103,921,099.57
     8             435,984,698.31     39            103,921,099.57
     9             422,026,163.07     40            102,751,108.35
    10             407,078,970.20     41             98,582,210.13
    11             391,481,954.16     42             94,590,157.90
    12             376,349,873.14     43             90,767,189.19
    13             361,735,398.02     44             87,105,890.52
    14             347,659,866.78     45             83,599,181.46
    15             334,103,205.42     46             80,240,299.43
    16             321,046,093.62     47             77,022,785.19
    17             308,469,936.27     48             73,940,469.00
    18             296,356,836.07     49             70,987,457.44
    19             284,689,567.18     50             68,158,120.80
    20             273,451,549.88     51             65,447,081.09
    21             261,352,952.67     52             62,849,200.58
    22             242,976,253.31     53             60,359,570.84
    23             225,488,237.85     54             57,973,502.38
    24             209,047,687.16     55             55,686,514.64
    25             193,807,958.13     56             53,494,326.52
    26             180,346,188.46     57             51,392,847.35
    27             171,404,851.97     58             49,378,168.23
    28             163,110,647.36     59             47,445,437.53
    29             155,318,835.44     60             45,591,700.53
    30             147,863,373.27     61                      0.00
    31             140,729,355.26
------------ --------------------- --------- ----------------------

                                                         RATING AGENCY CONTACTS

---------------------------------------------------------------------------------------------------------------------------
                                           NAME                                                  PHONE EXTENSION
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
 MOODY'S:                                  Tim Gildner                                           (212) 553-2919
 S&P:                                       Michael Dougherty                                    (212) 438-6891

                                                            FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                                               RASC SERIES 2006-EMX7 TRUST
                                                                     (Filed pursuant to Rule 433; SEC File No. 333-131209)
--------------------------------------------------------------------------------------------------------------------------

This Information was prepared by Residential Funding Securities, LLC in its capacity as underwriter.  This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and
Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

GMAC RFC [GRAPHIC OMITTED]

MLNUSA [GRAPHIC OMITTED]

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

PART II OF II

$495,300,000 (APPROXIMATE)

RASC SERIES 2006-EMX7 TRUST
Issuing Entity

MORTGAGE LENDERS NETWORK USA, INC.
Originator and Subservicer

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

RESIDENTIAL FUNDING SECURITIES, LLC
Master Servicer and Sponsor

HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-EMX7

August 21, 2006

            GMAC RFC Securities   [GRAPHIC OMITTED][GRAPHIC OMITTED]

            ANY TRANSACTIONS IN THE CERTIFICATES WILL BE EFFECTED THROUGH RESIDENTIAL FUNDING SECURITIES CORPORATION.

EXPECTED TIMING:          Pricing Date:                     On or about  August 22, 2006
                          Settlement Date:                  On or about  August 25, 2006
                          First Payment Date:               September 25, 2006

STRUCTURE:                Fixed and ARMs:                   Senior / Subordinated structure
                          Rating Agencies:                  Moody's and S&P

             STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the certificates will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding Securities, LLC. ("RFS") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFS is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE  DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SEC FOR THE OFFERING TO WHICH
THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION  STATEMENT AND
OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE
OFFERING.  YOU MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR  ON THE  SEC  WEB  SITE AT  WWW.SEC.GOV.
ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU
THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The  certificates may not be suitable for all investors.  RFS and its affiliates may acquire,  hold or sell positions in these  certificates,  or in related  derivatives,  and may have an investment or commercial  banking  relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between RFS and potential purchasers until a preliminary prospectus supplement is delivered by RFS to such potential purchasers and the potential purchaser and RFS enter into a contract after the delivery of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such certificate or any similar certificate and RFS's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificate when, as and if issued by the issuing entity.  You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that certificates may not be issued that have the characteristics described in these materials.  RFS's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason RFS does not deliver such certificates, RFS will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange
Commission because they contain important information.

The  information  in this  free  writing  prospectus  is  preliminary,  and  will be  superseded  by the  preliminary prospectus.  This free writing  prospectus  is being  delivered to you solely to provide you with  information  about the  offering of the  certificates  referred to in this free writing  prospectus  and to solicit an offer to purchase the  certificates,  when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual  commitment by you to purchase any of the certificates  until we have accepted your offer to purchase  certificates.  We will not accept any offer by you to purchase the certificates,  and you will not have any contractual  commitment  to  purchase  any  of the  certificates  until  after  you  have  received  the  preliminary prospectus.  You may  withdraw  your  offer to  purchase  certificates  at any time prior to our  acceptance  of your offer. The information in this free writing  prospectus  supersedes any information  contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.
All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFS may make a market in the certificates referred to herein.

Finally,  RFS has not addressed the legal,  accounting and tax  implications of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

AGGREGATE COLLATERAL SUMMARY

SUMMARY                                                                      TOTAL                   MINIMUM      MAXIMUM
Aggregate Current Principal Balance                                               $530,177,687.57    $9,955.66   $999,613.64
Number of Mortgage Loans                                                                    3,332

Average Current Principal Balance                                                     $159,116.95
Weighted Average Original Loan-to-Value                                                    83.61%        4.00%       100.00%
Weighted Average Mortgage Rate                                                              8.67%        5.75%        14.07%
Weighted Average Net Mortgage Rate                                                          8.12%        5.20%        13.52%
Weighted Average Note Margin                                                                5.71%        0.50%         8.48%
Weighted Average Maximum Mortgage Rate                                                     14.25%       11.75%        17.85%
Weighted Average Minimum Mortgage Rate                                                      8.24%        4.24%        11.85%
Weighted Average Term to Next Rate Adjustment Date (months)                                    24           14            59
Weighted Average Remaining Term to Stated Maturity (months)                                   337          116           359
Weighted Average Credit Score                                                                 618          481           819

Weighted Average reflected in Total
                                                                                                   PERCENT OF CUT-OFF DATE
                                                                             RANGE                 PRINCIPAL BALANCE
Product Type                                                   Hybrid ARM                               78.66%
                                                               Fixed                                    21.34%

Lien                                                           First                                    87.50%
                                                               Second                                   12.50%

Property Type                                                  Single Family (detached)                 65.38%
                                                               Townhouse/rowhouse                        1.80%
                                                               Condo under 5 stories                     6.01%
                                                               Condo Mid-Rise (5 to 8 stories)           0.24%
                                                               Condo High-Rise (9 stories or
                                                               more)                                     0.22%
                                                               Detached PUD                             13.44%
                                                               Attached PUD                              2.82%
                                                               Two-to-four family units                 10.08%

Occupancy Status                                               Primary Residence                        95.23%
                                                               Second/Vacation                           1.48%
                                                               Non Owner Occupied                        3.28%

Documentation Type                                             Full Documentation                       62.19%
                                                               Reduced Documentation                    37.81%

Loans with Prepayment penalties                                                                         60.57%

Interest Only Percentage                                                                                 5.99%

Loans serviced by Mortgage Lenders Network USA, Inc.                                                   100.00%

                                            LIEN POSITION OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                           % OF         AVERAGE       AVERAGE      AVERAGE
                                           NUMBER OF      PRINCIPAL      PRINCIPAL     PRINCIPAL      CREDIT      ORIGINAL
LIEN POSITION                                LOANS         BALANCE        BALANCE       BALANCE        SCORE         LTV
------------------------------------------ ----------- ---------------- ------------ -------------- ------------ ------------
First Lien                                   2,058      $463,929,448      87.50%      $                 615        81.74%
                                                                                     225,427

Second Lien                                  1,274     66,248,240          12.50     52,000             635         96.67
                                                                                      $
TOTAL:                                       3,332      $530,177,688      100.00%    159,117            618        83.61%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                            PRODUCT TYPE OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                           % OF         AVERAGE       AVERAGE      AVERAGE
                                           NUMBER OF      PRINCIPAL      PRINCIPAL     PRINCIPAL      CREDIT      ORIGINAL
PRODUCT TYPE                                 LOANS         BALANCE        BALANCE       BALANCE        SCORE         LTV
------------------------------------------ ----------- ---------------- ------------ -------------- ------------ ------------
FRM                                           353       $  36,908,300      6.96%      $                 630        82.06%
                                                                                     104,556

FRM 30/15 Balloon                            1,088     57,715,021          10.89     53,047             634         97.71

FRM 40/30 Balloon                              83      18,542,404          3.50      223,402            617         82.14

2YR Hybrid                                    590         111,099,536      20.96     188,304            606         81.46

2YR Hybrid 40/30 Balloon                      951         238,297,984      44.95     250,576            615         82.03

2YR Hybrid IO                                  97      26,016,754          4.91      268,214            639         82.31

3YR Hybrid                                     83      16,003,392          3.02      192,812            607         82.94

3YR Hybrid 40/30 Balloon                       56      14,254,296          2.69      254,541            634         82.80

3YR Hybrid IO                                  14      5,736,540           1.08      409,753            636         74.14

5YR Hybrid                                     5       2,311,952           0.44      462,390            644         82.26

5YR Hybrid 40/30 Balloon                       12      3,291,510           0.62      274,293            629         83.66
                                                                                      $
TOTAL:                                       3,332      $530,177,688      100.00%    159,117            618        83.61%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                               CREDIT SCORE DISTRIBUTION OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED
                                                                           % OF         AVERAGE       AVERAGE
                                           NUMBER OF      PRINCIPAL      PRINCIPAL     PRINCIPAL     ORIGINAL
CREDIT SCORE RANGE                           LOANS         BALANCE        BALANCE       BALANCE         LTV
------------------------------------------ ----------- ---------------- ------------ -------------- ------------
                                                       ---------------- ------------ -------------- ------------
  1 - 499                                      2        $                  0.06%      $               76.24%
                                                       291,630                       145,815

500 - 519                                      91      15,962,829          3.01      175,416           81.41

520 - 539                                     134      23,527,038          4.44      175,575           80.78

540 - 559                                     157      30,295,759          5.71      192,967           80.17

560 - 579                                     145      29,016,836          5.47      200,116           79.22

580 - 599                                     395      63,006,277          11.88     159,510           82.63

600 - 619                                     772         114,681,459      21.63     148,551           84.67

620 - 639                                     644      95,744,922          18.06     148,672           84.97

640 - 659                                     380      62,135,499          11.72     163,514           83.95

660 - 679                                     277      45,286,538          8.54      163,489           84.91

680 - 699                                     130      20,270,567          3.82      155,927           84.60

700 - 719                                      75      10,816,848          2.04      144,225           85.66

720 - 739                                      52      8,180,060           1.54      157,309           85.39

740 - 759                                      34      5,006,128           0.94      147,239           82.93

760 or Greater                                 44      5,955,298           1.12      135,348           85.59
                                                                                      $
TOTAL:                                       3,332      $530,177,688      100.00%    159,117          83.61%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 618.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                              ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                           % OF         AVERAGE       AVERAGE      AVERAGE
                                           NUMBER OF      PRINCIPAL      PRINCIPAL     PRINCIPAL      CREDIT      ORIGINAL
ORIGINAL MORTGAGE LOAN BALANCE ($)           LOANS         BALANCE        BALANCE       BALANCE        SCORE         LTV
------------------------------------------ ----------- ---------------- ------------ -------------- ------------ ------------
100,000        or less                       1,432      $  73,699,932     13.90%      $                 624        92.68%
                                                                                     51,466

100,001 to 200,000                            934         137,117,485      25.86     146,807            614         82.05

200,001 to 300,000                            513         124,677,405      23.52     243,036            616         81.48

300,001 to 400,000                            256      87,759,437          16.55     342,810            618         82.57

400,001 to 500,000                             99      43,845,767          8.27      442,887            620         83.20

500,001 to 600,000                             52      28,867,720          5.44      555,148            625         83.23

600,001 to 700,000                             20      13,103,474          2.47      655,174            611         84.33

700,001 to 800,000                             15      11,347,683          2.14      756,512            608         77.07

800,001 to 900,000                             7       5,936,869           1.12      848,124            639         82.45

900,001 to 1,000,000                           4       3,821,916           0.72      955,479            656         84.77
                                                                                      $
TOTAL:                                       3,332      $530,177,688      100.00%    159,117            618        83.61%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $159,117
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                         NET MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                           % OF         AVERAGE       AVERAGE      AVERAGE
                                           NUMBER OF      PRINCIPAL      PRINCIPAL     PRINCIPAL      CREDIT      ORIGINAL
NET MORTGAGE RATES (%)                       LOANS         BALANCE        BALANCE       BALANCE        SCORE         LTV
------------------------------------------ ----------- ---------------- ------------ -------------- ------------ ------------
                                                       ---------------- ------------ --------------
  5.000 -   5.499                              5        $                  0.33%      $                 635        78.04%
                                                       1,767,460                     353,492

  5.500 -   5.999                              58      16,911,185          3.19      291,572            653         77.85

  6.000 -   6.499                             182      47,927,392          9.04      263,337            645         79.67

  6.500 -   6.999                             287      71,973,600          13.58     250,779            632         79.10

  7.000 -   7.499                             289      64,078,286          12.09     221,724            633         80.62

  7.500 -   7.999                             294      69,390,266          13.09     236,021            621         81.34

  8.000 -   8.499                             424      86,389,224          16.29     203,748            602         82.46

  8.500 -   8.999                             373      64,005,787          12.07     171,597            596         85.17

  9.000 -   9.499                             188      29,706,696          5.60      158,014            578         86.76

  9.500 -   9.999                             127      14,892,634          2.81      117,265            584         87.42

 10.000 -  10.499                             135      11,513,487          2.17      85,285             620         92.27

 10.500 -  10.999                             171      9,758,053           1.84      57,065             645         95.70

 11.000 -  11.499                             217      11,906,797          2.25      54,870             637         97.54

 11.500 -  11.999                             222      11,735,034          2.21      52,861             620         98.28

 12.000 -  12.499                             233      12,023,702          2.27      51,604             615         97.94

 12.500 -  12.999                             101      4,840,117           0.91      47,922             607         98.04

 13.000 -  13.499                              24      1,242,409           0.23      51,767             610         99.45

 13.500 -  13.999                              2       115,560             0.02      57,780             585         92.73
                                                                                      $
TOTAL:                                       3,332      $530,177,688      100.00%    159,117            618        83.61%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 8.1206% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                     MORTGAGE RATES OF THE LOANS OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                           % OF         AVERAGE       AVERAGE      AVERAGE
                                           NUMBER OF      PRINCIPAL      PRINCIPAL     PRINCIPAL      CREDIT      ORIGINAL
MORTGAGE RATE (%)                            LOANS         BALANCE        BALANCE       BALANCE        SCORE         LTV
------------------------------------------ ----------- ---------------- ------------ -------------- ------------ ------------
                                                       ---------------- ------------ --------------
  5.500 -   5.999                              3        $                  0.20%      $                 636        76.66%
                                                       1,035,629                     345,210

  6.000 -   6.499                              54      16,458,783          3.10      304,792            651         78.24

  6.500 -   6.999                             170      44,391,037          8.37      261,124            647         79.28

  7.000 -   7.499                             284      70,190,979          13.24     247,151            630         78.99

  7.500 -   7.999                             298      68,325,119          12.89     229,279            635         80.77

  8.000 -   8.499                             250      58,189,714          10.98     232,759            621         81.09

  8.500 -   8.999                             442      92,168,491          17.38     208,526            605         82.35

  9.000 -   9.499                             384      67,071,343          12.65     174,665            596         84.91

  9.500 -   9.999                             205      33,232,891          6.27      162,112            580         86.65

 10.000 -  10.499                             124      14,613,693          2.76      117,852            581         87.78

 10.500 -  10.999                             135      12,062,752          2.28      89,354             617         91.15

 11.000 -  11.499                             168      9,758,159           1.84      58,084             644         95.70

 11.500 -  11.999                             216      11,833,856          2.23      54,786             640         97.44

 12.000 -  12.499                             228      11,980,429          2.26      52,546             622         98.22

 12.500 -  12.999                             231      11,945,678          2.25      51,713             615         97.83

 13.000 -  13.499                             110      5,425,742           1.02      49,325             607         98.19

 13.500 -  13.999                              27      1,315,143           0.25      48,709             610         99.48

 14.000 -  14.499                              3       178,248             0.03      59,416             595         95.29
                                                                                      $
TOTAL:                                       3,332      $530,177,688      100.00%    159,117            618        83.61%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 8.6706% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                       ORIGINAL LOAN-TO-VALUE OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED
                                                                           % OF         AVERAGE       AVERAGE
                                           NUMBER OF      PRINCIPAL      PRINCIPAL     PRINCIPAL      CREDIT
ORIGINAL LTV RATIO (%)                       LOANS         BALANCE        BALANCE       BALANCE        SCORE
------------------------------------------ ----------- ---------------- ------------ -------------- ------------
  0.01 -  50.00                                43       $                  1.03%      $                 586
                                                       5,464,958                     127,092

 50.01 -  55.00                                16      2,965,132           0.56      185,321            606

 55.01 -  60.00                                33      6,291,058           1.19      190,638            583

 60.01 -  65.00                                47      7,579,255           1.43      161,261            580

 65.01 -  70.00                                73      14,673,328          2.77      201,004            583

 70.01 -  75.00                               119      24,500,534          4.62      205,887            592

 75.01 -  80.00                              1,112        246,209,075      46.44     221,411            630

 80.01 -  85.00                               173      37,589,599          7.09      217,281            598

 85.01 -  90.00                               439      92,627,339          17.47     210,996            597

 90.01 -  95.00                               121      20,708,567          3.91      171,145            630

 95.01 - 100.00                              1,156     71,568,844          13.50     61,911             638
                                                                                      $
TOTAL:                                       3,332      $530,177,688      100.00%    159,117            618

As of the cut-off-date, the weighted average loan-to-value ratio at origination of the mortgage loans was approximately
83.61%
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                         GEOGRAPHICAL DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                           % OF         AVERAGE       AVERAGE      AVERAGE
                                           NUMBER OF      PRINCIPAL      PRINCIPAL     PRINCIPAL      CREDIT      ORIGINAL
STATE                                        LOANS         BALANCE        BALANCE       BALANCE        SCORE         LTV
------------------------------------------ ----------- ---------------- ------------ -------------- ------------ ------------
Alabama                                        73             $            1.24%      $                 610        86.57%
                                                          6,575,116                  90,070

Arkansas                                       12         1,248,109        0.24      104,009            615         84.32

Arizona                                       160        22,802,888        4.30      142,518            614         83.03

California                                    103        29,485,786        5.56      286,270            633         84.54

Colorado                                       22         3,181,383        0.60      144,608            626         74.22

Connecticut                                   147        23,032,310        4.34      156,682            615         81.91

District of Columbia                           6          1,602,048        0.30      267,008            609         78.26

Delaware                                       19         2,677,093        0.50      140,900            591         81.72

Florida                                       522        82,876,019        15.63     158,766            622         83.21

Georgia                                       222        27,766,895        5.24      125,076            616         86.84

Iowa                                           3           81,719          0.02      27,240             559         85.81

Idaho                                          7           982,668         0.19      140,381            636         82.31

Illinois                                      188        25,548,236        4.82      135,895            613         86.08

Indiana                                        17         1,277,073        0.24      75,122             594         87.10

Kansas                                         6           675,103         0.13      112,517            623         91.77

Kentucky                                       25         2,242,769        0.42      89,711             598         87.49

Louisiana                                      33         4,242,388        0.80      128,557            601         86.54

Massachusetts                                 196        36,564,143        6.90      186,552            623         82.73

Maryland                                      212        43,951,384        8.29      207,318            610         82.07

Maine                                          32         3,657,344        0.69      114,292            622         83.26

Michigan                                       55         6,339,566        1.20      115,265            589         88.17

Minnesota                                      52         7,956,656        1.50      153,013            636         85.31

Missouri                                       25         2,839,572        0.54      113,583            584         89.15

Mississippi                                    5           404,887         0.08      80,977             603         85.98

North Carolina                                 66         7,878,351        1.49      119,369            616         87.84

North Dakota                                   1           35,067          0.01      35,067             515         90.00

New Hampshire                                  28         3,881,990        0.73      138,642            617         83.34

New Jersey                                    186        42,593,592        8.03      228,998            618         83.20

New Mexico                                     13         1,480,682        0.28      113,899            618         85.33

Nevada                                         44         7,131,273        1.35      162,074            624         82.55

New York                                      185        46,853,945        8.84      253,265            631         81.81

Ohio                                           42         3,759,760        0.71      89,518             598         88.35

Oklahoma                                       23         2,011,994        0.38      87,478             577         87.40

Oregon                                         18         2,496,359        0.47      138,687            627         83.03

Pennsylvania                                  141        20,017,534        3.78      141,968            616         82.59

Rhode Island                                   58         9,171,412        1.73      158,128            615         82.77

South Carolina                                 21         3,029,843        0.57      144,278            622         82.28

Tennessee                                      89         7,762,519        1.46      87,219             618         87.15

Texas                                          59         4,446,989        0.84      75,373             618         86.14

Utah                                           27         3,175,669        0.60      117,617            625         86.38

Virginia                                      113        17,745,574        3.35      157,040            605         81.81

Vermont                                        4           421,799         0.08      105,450            572         82.52

Washington                                     23         3,178,062        0.60      138,177            645         84.85

Wisconsin                                      45         4,767,610        0.90      105,947            593         85.12

West Virginia                                  4           326,511         0.06      81,628             596         73.08
                                                                                      $
TOTAL:                                       3,332       $530,177,688     100.00%    159,117            618        83.61%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                        MORTGAGE LOAN PURPOSE OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                           % OF         AVERAGE       AVERAGE      AVERAGE
                                           NUMBER OF      PRINCIPAL      PRINCIPAL     PRINCIPAL      CREDIT      ORIGINAL
LOAN PURPOSE                                 LOANS         BALANCE        BALANCE       BALANCE        SCORE         LTV
------------------------------------------ ----------- ---------------- ------------ -------------- ------------ ------------
Purchase                                     1,548      $225,249,474      42.49%      $                 634        84.76%
                                                                                     145,510

Rate/Term Refinance                            21      2,983,988           0.56      142,095            601         82.57

Equity Refinance                             1,763        301,944,226      56.95     171,267            606         82.76
                                                                                      $
TOTAL:                                       3,332      $530,177,688      100.00%    159,117            618        83.61%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                  MORTGAGE LOAN DOCUMENTATION TYPES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                           % OF         AVERAGE       AVERAGE      AVERAGE
                                           NUMBER OF      PRINCIPAL      PRINCIPAL     PRINCIPAL      CREDIT      ORIGINAL
DOCUMENTATION                                LOANS         BALANCE        BALANCE       BALANCE        SCORE         LTV
------------------------------------------ ----------- ---------------- ------------ -------------- ------------ ------------
Full Documentation                           2,001      $329,703,592      62.19%      $                 611        83.32%
                                                                                     164,769

Reduced Documentation                        1,331        200,474,096      37.81     150,619            629         84.09
                                                                                      $
TOTAL:                                       3,332      $530,177,688      100.00%    159,117            618        83.61%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                           OCCUPANCY TYPE OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                           % OF         AVERAGE       AVERAGE      AVERAGE
                                           NUMBER OF      PRINCIPAL      PRINCIPAL     PRINCIPAL      CREDIT      ORIGINAL
OCCUPANCY TYPE                               LOANS         BALANCE        BALANCE       BALANCE        SCORE         LTV
------------------------------------------ ----------- ---------------- ------------ -------------- ------------ ------------
Primary Residence                            3,168      $504,902,678      95.23%      $                 617        83.59%
                                                                                     159,376

Second/Vacation                                63      7,871,127           1.48      124,939            667         86.18

Non-Owner Occupied                            101      17,403,882          3.28      172,316            627         83.11
                                                                                      $
TOTAL:                                       3,332      $530,177,688      100.00%    159,117            618        83.61%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                      MORTGAGED PROPERTY TYPES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                           % OF         AVERAGE       AVERAGE      AVERAGE
                                           NUMBER OF      PRINCIPAL      PRINCIPAL     PRINCIPAL      CREDIT      ORIGINAL
PROPERTY TYPE                                LOANS         BALANCE        BALANCE       BALANCE        SCORE         LTV
------------------------------------------ ----------- ---------------- ------------ -------------- ------------ ------------
Single-family detached                       2,278      $346,637,968      65.38%      $                 613        83.37%
                                                                                     152,168

Townhouse                                      65      9,561,742           1.80      147,104            619         81.89

Condo-Low-Rise(Less than 5 stories)           254      31,877,430          6.01      125,502            632         84.43

Condo Mid-Rise (5 to 8 stories)                7       1,269,246           0.24      181,321            655         88.95

Condo High-Rise (9 stories or more)            5       1,173,028           0.22      234,606            613         80.91

Planned Unit Developments (detached)          380      71,235,106          13.44     187,461            620         84.62

Planned Unit Developments (attached)          101      14,966,977          2.82      148,188            624         83.90

Two-to-four family units                      242      53,456,191          10.08     220,893            637         83.45
                                                                                      $
TOTAL:                                       3,332      $530,177,688      100.00%    159,117            618        83.61%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                            CREDIT GRADES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                           % OF         AVERAGE       AVERAGE      AVERAGE
                                           NUMBER OF      PRINCIPAL      PRINCIPAL     PRINCIPAL      CREDIT      ORIGINAL
AGGREGATE CREDIT GRADE                       LOANS         BALANCE        BALANCE       BALANCE        SCORE         LTV
------------------------------------------ ----------- ---------------- ------------ -------------- ------------ ------------
A4                                           1,487      $259,059,630      48.86%      $                 622        83.60%
                                                                                     174,216

A5                                           1,239        156,866,838      29.59     126,608            633         84.76

AX                                            271      53,882,614          10.16     198,829            601         84.34

AM                                            159      29,806,087          5.62      187,460            571         80.03

B                                              52      8,319,882           1.57      159,998            579         79.25

C                                             124      22,242,636          4.20      179,376            588         80.30
                                                                                      $
TOTAL:                                       3,332      $530,177,688      100.00%    159,117            618        83.61%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                      PREPAYMENT PENALTY TERMS OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                           % OF         AVERAGE       AVERAGE      AVERAGE
                                           NUMBER OF      PRINCIPAL      PRINCIPAL     PRINCIPAL      CREDIT      ORIGINAL
PREPAYMENT PENALTY TERM                      LOANS         BALANCE        BALANCE       BALANCE        SCORE         LTV
------------------------------------------ ----------- ---------------- ------------ -------------- ------------ ------------
None                                         1,417      $209,061,901      39.43%      $                 617        84.33%
                                                                                     147,538

12 Months                                     294      66,029,764          12.45     224,591            628         82.49

24 Months                                    1,191        205,589,215      38.78     172,619            614         82.85

36 Months                                     430      49,496,808          9.34      115,109            624         85.20
                                                                                      $
TOTAL:                                       3,332      $530,177,688      100.00%    159,117            618        83.61%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

                                         INTEREST ONLY TERMS OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                           % OF         AVERAGE       AVERAGE      AVERAGE
                                           NUMBER OF      PRINCIPAL      PRINCIPAL     PRINCIPAL      CREDIT      ORIGINAL
INTEREST ONLY TERM                           LOANS         BALANCE        BALANCE       BALANCE        SCORE         LTV
------------------------------------------ ----------- ---------------- ------------ -------------- ------------ ------------
None                                         3,221      $498,424,394      94.01%      $                 617        83.79%
                                                                                     154,742

24 Months                                      7       2,684,770           0.51      383,539            647         80.98

36 Months                                      1       361,000             0.07      361,000            685         57.00

60 Months                                     103      28,707,524          5.41      278,714            637         81.12
                                                                                      $
TOTAL:                                       3,332      $530,177,688      100.00%    159,117            618        83.61%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                            NOTE MARGINS OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                           % OF         AVERAGE       AVERAGE      AVERAGE
                                           NUMBER OF      PRINCIPAL      PRINCIPAL     PRINCIPAL      CREDIT      ORIGINAL
NOTE MARGIN (%)                              LOANS         BALANCE        BALANCE       BALANCE        SCORE         LTV
------------------------------------------ ----------- ---------------- ------------ -------------- ------------ ------------
Fixed Rate Mortgages                         1,524      $113,165,724      21.34%      $                 630        90.05%
                                                                                     74,256

  0.500 -   0.999                              1       183,990             0.03      183,990            625         90.00

  2.000 -   2.499                              1       242,789             0.05      242,789            630         90.00

  3.000 -   3.499                              5       1,689,803           0.32      337,961            638         77.95

  3.500 -   3.999                              47      14,061,236          2.65      299,175            655         77.84

  4.000 -   4.499                             152      40,141,734          7.57      264,090            643         79.75

  4.500 -   4.999                             268      67,079,300          12.65     250,296            629         79.44

  5.000 -   5.499                             239      56,405,144          10.64     236,005            629         80.38

  5.500 -   5.999                             231      55,741,348          10.51     241,305            618         81.69

  6.000 -   6.499                             357      82,026,743          15.47     229,767            606         82.02

  6.500 -   6.999                             261      55,287,277          10.43     211,829            596         84.61

  7.000 -   7.499                             155      28,500,119          5.38      183,872            576         86.48

  7.500 -   7.999                              72      11,732,580          2.21      162,952            559         88.46

  8.000 -   8.499                              19      3,919,900           0.74      206,311            571         88.58
                                                                                      $
TOTAL:                                       3,332      $530,177,688      100.00%    159,117            618        83.61%

As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.7066%
per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                          MAXIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                               % OF         AVERAGE       WEIGHTED      WEIGHTED
                                             NUMBER OF      PRINCIPAL       PRINCIPAL      PRINCIPAL      AVERAGE       AVERAGE
MAXIMUM MORTGAGE RATE (%)                      LOANS         BALANCE         BALANCE        BALANCE     CREDIT SCORE  ORIGINAL LTV
-------------------------------------------- ----------- ----------------- ------------- -------------- ------------- -------------
Fixed Rate Mortgages                           1,524      $113,165,724        21.34%      $                 630          90.05%
                                                                                         74,256

 11.000 -  11.999                                3       1,035,629             0.20      345,210            636          76.66

 12.000 -  12.999                               204           55,174,521      10.41      270,463            648          79.16

 13.000 -  13.999                               494         120,375,297       22.70      243,675            632          79.82

 14.000 -  14.999                               571         134,417,493       25.35      235,407            611          81.83

 15.000 -  15.999                               432           88,807,231      16.75      205,572            587          85.09

 16.000 -  16.999                                94           15,637,365       2.95      166,355            563          88.43

 17.000 -  17.999                                10      1,564,428             0.30      156,443            587          91.65
                                                                                          $
TOTAL:                                         3,332      $530,177,688       100.00%     159,117            618          83.61%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 14.2458% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                          MINIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                               % OF         AVERAGE       WEIGHTED      WEIGHTED
                                             NUMBER OF      PRINCIPAL       PRINCIPAL      PRINCIPAL      AVERAGE       AVERAGE
MINIMUM MORTGAGE RATES (%)                     LOANS         BALANCE         BALANCE        BALANCE     CREDIT SCORE  ORIGINAL LTV
-------------------------------------------- ----------- ----------------- ------------- -------------- ------------- -------------
Fixed Rate Mortgages                           1,524      $113,165,724        21.34%      $                 630          90.05%
                                                                                         74,256

  4.000 -   4.999                                2       226,068               0.04      113,034            618          80.00

  5.000 -   5.999                                3       1,035,629             0.20      345,210            636          76.66

  6.000 -   6.999                               203           55,006,812      10.38      270,970            648          79.15

  7.000 -   7.999                               493         120,316,938       22.69      244,051            632          79.82

  8.000 -   8.999                               571         134,417,493       25.35      235,407            611          81.83

  9.000 -   9.999                               432           88,807,231      16.75      205,572            587          85.09

 10.000 -  10.999                                94           15,637,365       2.95      166,355            563          88.43

 11.000 -  11.999                                10      1,564,428             0.30      156,443            587          91.65
                                                                                          $
TOTAL:                                         3,332      $530,177,688       100.00%     159,117            618          83.61%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately
8.2443% per annum
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                 NEXT INTEREST RATE ADJUSTMENT DATE OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                           % OF         AVERAGE       AVERAGE      AVERAGE
                                           NUMBER OF      PRINCIPAL      PRINCIPAL     PRINCIPAL      CREDIT      ORIGINAL
NEXT INTEREST ADJUSTMENT DATE                LOANS         BALANCE        BALANCE       BALANCE        SCORE         LTV
------------------------------------------ ----------- ---------------- ------------ -------------- ------------ ------------
Fixed Rate Mortgages                         1,524      $113,165,724      21.34%      $                 630        90.05%
                                                                                     74,256

October-2007                                   1       272,824             0.05      272,824            634         90.00

December-2007                                  2       170,053             0.03      85,026             628         87.59

January-2008                                   1       127,095             0.02      127,095            656         80.00

February-2008                                  5       1,158,813           0.22      231,763            587         80.48

March-2008                                     9       1,641,003           0.31      182,334            656         81.50

April-2008                                     39      8,999,086           1.70      230,746            631         81.02

May-2008                                      119      28,678,292          5.41      240,994            630         81.49

June-2008                                     592         134,614,974      25.39     227,390            614         82.05

July-2008                                     870         199,752,134      37.68     229,600            610         81.85

January-2009                                   1       361,000             0.07      361,000            685         57.00

April-2009                                     5       982,333             0.19      196,467            633         81.69

May-2009                                       10      3,226,468           0.61      322,647            626         77.48

June-2009                                      62      14,122,719          2.66      227,786            619         82.16

July-2009                                      75      17,301,708          3.26      230,689            622         82.18

May-2011                                       2       584,789             0.11      292,394            643         82.61

June-2011                                      6       1,735,786           0.33      289,298            613         82.33

July-2011                                      9       3,282,888           0.62      364,765            645         83.56
                                                                                      $
TOTAL:                                       3,332      $530,177,688      100.00%    159,117            618        83.61%

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 24.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                    DEBT TO INCOME RATIO
                                                                                                     WEIGHTED     WEIGHTED
                                                                           % OF         AVERAGE       AVERAGE      AVERAGE
                                           NUMBER OF      PRINCIPAL      PRINCIPAL     PRINCIPAL      CREDIT      ORIGINAL
CATEGORY                                     LOANS         BALANCE        BALANCE       BALANCE        SCORE         LTV
------------------------------------------ ----------- ---------------- ------------ -------------- ------------ ------------
20.00 or Less                                 142       $  27,988,480      5.28%      $                 614        83.98%
                                                                                     197,102

20.01 - 25.00                                 120      16,595,713          3.13      138,298            622         82.12

25.01 - 30.00                                 183      26,038,925          4.91      142,289            612         81.31

30.01 - 35.00                                 288      40,893,118          7.71      141,990            611         82.29

35.01 - 40.00                                 446      65,275,099          12.31     146,357            620         83.90

40.01 - 45.00                                 629      95,449,346          18.00     151,748            620         83.98

45.01 - 50.00                                 860         136,199,698      25.69     158,372            623         83.93

50.01 - 55.00                                 664         121,737,309      22.96     183,339            615         83.86
                                                                                      $
TOTAL:                                       3,332      $530,177,688      100.00%    159,117            618        83.61%

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately 42.34%.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.